Exhibit 4.2

                              AMENDED AND RESTATED
                                 DEBT AGREEMENT

                                   DATED AS OF

                                  JUNE 30, 2004

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                              AMENDED AND RESTATED
                                 DEBT AGREEMENT

      THIS AGREEMENT is made as of the 30th day of June, 2004 between Ovation Products Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), and WMS Family I LLC, a Delaware limited liability company with principal offices at 285 Commandants Way, Chelsea, Massachusetts 02150 (the "Lender").

      WHEREAS, the Company's predecessor in interest and Lender's predecessor in interest entered into a certain Debenture Purchase Agreement dated as of August 21, 1997 (the "Purchase Agreement");

      WHEREAS,  in a series  of  amendments,  the  parties  have  altered  their understandings, including the issuance of Debentures, notes in the total aggregate amount of $478,535 (the "Existing Notes") and warrants for an aggregate of 192,964 shares of the Company's Common Stock , which total does not include, and this Agreement does not affect, warrants for 1200 shares of the Company's Preferred Stock issuable to the Lender or it predecessor in interest by reason of the investment of $20,000 in a financing round of $800,000 commenced in October 2003 (the "Existing Warrants");

      WHEREAS, for the sake of convenience, the parties wish to amend the Existing Notes and Existing Warrants in their entirety by the issuance of a single Note and two Warrants;

      WHEREAS, the parties now wish to update this Agreement to reflect subsequent understandings;

      NOW THEREFORE, the Purchase Agreement is hereby amended and restated as follows:

The Lender and the Company hereby agree as follows:

1. DEFINITIONS.

      The following terms, as used herein, have the following respective meanings:

      1.1 "BUDGET" means operating expenses, including, but not limited to, salaries, outside fabrication costs, by month, generated and projected, as a result of, or anticipated as a result of, the design and development of the Product.

      1.2 "BUSINESS DAY" means any day except Saturday, Sunday or a day on which banking institutions in Delaware are authorized by law to close.

      1.3 "CLOSING" and "CLOSING DATE" mean the date set forth in the first paragraph above.

      1.4 "CODE" means the Internal Revenue Code of 1986, as amended.

      1.5 "COMPANY" means Ovation Products Corporation, a Delaware corporation, and its assigns.

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                                                                  DEBT AGREEMENT
                                                                          Page 2

      1.6 "DEFAULT" means any Event of Default hereunder or any other event or condition which, with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder.

      1.7 "EVENT OF DEFAULT" has the meaning set forth in Section 6.

      1.8 "FOUNDERS" means William Zebuhr.

      1.9 "FUNDAMENTAL CHANGE" means the occurrence of any of the following events: (a) the Company shall, or shall agree, to merge or consolidate with any other corporation; (b) the Company shall be acquired, or shall agree to be acquired, by any Person (including any individual, partnership, joint venture, corporation, trust or group thereof), whether pursuant to a stock tender or otherwise; or (c) the Company shall sell, lease, transfer or otherwise dispose of, or shall agree to sell, lease, transfer or otherwise dispose of, all or substantially all of its assets.

      1.10  "LENDER"  means  WMS  Family I LLC,  a  Delaware  limited  liability
company,   as  successor  to  Wilfred  M.  Sherman,   dba  WMS  Enterprises,   a
Massachusetts proprietorship.

      1.11  "NOTE(S)"  shall have the  meaning  given  that term in Section  2.2 hereof;

      1.12 "OUTSTANDING EQUITY SECURITIES" means all authorized and outstanding shares of the Company's capital stock, on a fully diluted basis, including, without limitation, the authorized employee stock reserve approved by the Board of Directors and all securities issuable upon exercise of outstanding warrants and options and upon conversion of outstanding convertible instruments.

      1.13 "PERSON" means an individual, corporation, partnership, trust, organization, association, governmental body or agency or other entity.

      1.14  "PRODUCT"  means  the  inventions   relating  to  a  countertop  and
undercounter distiller to be used to purify water in the home.

      1.15 "PUBLIC OFFERING" means public offering pursuant to a registration statement filed and declared effective under the Securities Act or upon some other means by which the Common shares of the Company become publicly traded and listed on a national securities exchange or listed on the National Market System ("NMS") of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") allowing WMS to sell its Warrant Shares.

      1.16 "Restated  License  Agreement" means that certain  "restated  license
agreement"  of  even  date  referencing  an  agreement   between  each  parties'
predecessors in interest executed in August 1997;

      1.17 "RIGHT OF FIRST REFUSAL" has the meaning set forth in Section 8.

      1.18 "SECURITIES ACT" means the Securities Act of 1933, as amended.

      1.19 "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

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                                                                  DEBT AGREEMENT
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      1.20 "VOTING SHARES" of any corporation  means  securities of any class or classes (however designated) having ordinary voting power for the election of members of the board of directors (or other governing body) of such corporation.

      1.21 "WARRANT SHARES" means the shares of Common Stock issuable upon conversion of the Warrant in accordance with the terms hereof.

      1.22 "WARRANT(S)" shall have the meaning given that term on Section 2.2 hereof.

2. EXCHANGE OF DEBENTURE FOR NOTES AND WARRANTS.

      2.1 DELIVERIES BY LENDER. Simultaneously herewith, the Lender shall deliver to the Company:

            (a) the Convertible Debenture(s), the delivery of which shall constitute the exchange by Lender of all rights to reinstate its rights to acquire Securities of the Company pursuant to the Debenture Agreement, and

            (b) the Existing Notes;

            (c) the Existing Warrants;

            (d) its check for $100,000 in good funds as its payment for its subscription to the Preferred Series C offering of the Company; and

            (e) the Restated License Agreement.

      2.2 DELIVERIES BY COMPANY. Simultaneously herewith, Company shall deliver to Lender its duly authorized and executed

            (a) promissory note in the total aggregate amount due Lender under the Existing Notes and all prior agreements in the form attached hereto as EXHIBIT A (the "Note");

            (b) warrants with respect to the issuance of its Securities in the total aggregate amount due Lender under the Existing Warrants (and at the strike prices of each) and otherwise in the forms attached hereto as EXHIBITS B AND C in exchange for the Existing Warrants and its warrant for 50,000 shares in the form attached hereto as EXHIBIT D issued with respect to the extension of the debt reflected by issuance of the Note (all such warrants and any other warrant issued to the Lender or any assignee of Lender by the Company to be included in the defined term the "Warrants" and if referred to individually in the term "Warrant" herein). Each Warrant shall have an expiration date of June 30, 2014; and

            (c) the Restated License Agreement.

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                                                                  DEBT AGREEMENT
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The parties have previously executed a security agreement dated as of August 21,
1997, which agreement, as amended to date, shall continue to secure the Notes and the obligations of the Company to Lender described herein and therein (the "Security Agreement").

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants that:

      3.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power and authority to own and lease its properties and to conduct its business as presently conducted, and as proposed to be conducted pursuant to the Budget as agreed upon. The copies of the Company's Articles and Bylaws furnished are complete and correct on or prior to the Closing Date. The Company is not controlled by, directly or indirectly, by any corporation, association or business organization. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which the conduct of its business, as presently conducted, or its ownership, or leasing, of property makes such qualification necessary and in which the failure to so qualify would have a material adverse effect on the Company's business or financial condition, taken as a whole, and has obtained all governmental licenses, authorizations, consents, approvals and made all filings which are required to conduct its business as presently conducted, and as proposed to be conducted, and the failure to obtain which would have a material adverse effect on the Company's business or financial condition, taken as a whole. The Company does not have any Subsidiaries and does not directly or indirectly own any interest in any other corporation, partnership or entity.

      3.2 AUTHORIZATION AND VALIDITY OF THIS AGREEMENT. The execution, delivery and performance by the Company of this Agreement, including the execution, delivery and performance of the Debenture and the offer, issuance, sale and delivery of the Debenture and the Warrant Shares contemplated hereby are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no approval of, filing with or other action by, or in respect of, any governmental body, agency or official, and do not and will not contravene or constitute a default under any applicable law or regulation, the Articles of Incorporation or Bylaws of the Company or any agreement, judgment, injunction, order, decree or instrument binding upon the Company, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company. This Agreement constitutes a valid and binding agreement of the Company and the Debenture, when executed and delivered by the Company in accordance with this Agreement, will constitute valid and binding obligations of the Company, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or equitable remedies. The Company has obtained any and all consents or waivers of third parties that are necessary in connection with the execution, delivery and performance of this Agreement, the Debenture and the consummation of the transactions contemplated hereby and thereby, including the issuance by the Company of the Debenture and the Warrant Shares. True and complete copies of the Articles of Incorporation and Bylaws of the Company, each as amended to date, have been or will be provided to Lender.

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                                                                  DEBT AGREEMENT
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      3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (a) eight million (8,000,000) shares of Common Stock, of which (i) 623,301 shares are issued and outstanding, and (ii) 530,931 shares are reserved for issuance upon the exercise of outstanding options and warrants; and
(b) two million (2,000,000) shares of Preferred Stock, of which; 186,800 shares of Class A Preferred Stock are issued and outstanding; 425,102 shares of Class B Preferred Stock are issued and outstanding; and 400,016 shares of Class C Preferred Stock are issued and outstanding. All of such outstanding shares are duly authorized, validly issued, fully paid and non-assessable. All outstanding securities of the Company were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as described above or in SCHEDULE 1, and as specifically contemplated by this Agreement, no subscription, warrant, option, plan or other right to purchase or acquire from the Company any shares of any class of capital stock of the Company or securities convertible into such capital stock is authorized or outstanding and there is no commitment of the Company to issue any such shares, warrants, options or other such rights or securities. SCHEDULE 1 hereto contains a true and complete list of the names and addresses of the record holders of all of the outstanding Common Stock and options of the Company and the number of shares and/or options held by each such holder. To the best of Company's knowledge, there are no voting trusts, voting agreements or voting arrangements among any of the record holders of such stock or options other than as will be provided herein. Except as provided under this Agreement or in SCHEDULE 1, no stockholder has any preemptive or similar right to acquire additional shares of capital stock and there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state, federal and foreign securities laws. None of the Company's capital stock is entitled to cumulative voting rights and no registration rights under the Securities Act of 1933 (the "Securities Act") have been granted by the Company with respect to shares of its capital stock other than as provided under the Agreement. To the best of Company's knowledge, except as set forth in or specifically contemplated by this Purchase Agreement, no stockholder of the Company has granted options or other rights to any other person to purchase from such stockholder any shares of capital stock of the Company. Except as described or contemplated by this Agreement and SCHEDULE 1 hereto, there are no agreements, written or oral, between the Company and any holder of its securities, or to the best knowledge
of  the  Company,  among  any  holders  of  its  securities,   relating  to  the
acquisition, disposition or voting of the securities of the Company.

      3.4 AUTHORIZATION AND ISSUANCE OF THE WARRANTS AND THE NOTES. The issuance of the Warrant will be free of preemptive or similar rights. When issued upon exercise of the Warrant, in accordance with the terms hereof, the Warrant Shares will have been validly issued and fully paid and will be nonassessable and free of preemptive or similar rights. Upon the issuance of the Warrant, the Company will have duly authorized and reserved sufficient shares of Common Stock for issuance as Warrant Shares, and the Warrant and Warrant Shares will be free of any liens or encumbrances other than those created by or imposed upon the Lender through no action of the Company; provided, however, that the Warrant and the Warrant Shares will be subject to the restrictions on transfer set forth in
Section 7 hereof and the Warrant and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

      3.5 LITIGATION. There is no action, suit, proceeding or investigation relating to the Company which is pending or threatened (nor, to the knowledge of the Company, any basis

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                                                                  DEBT AGREEMENT
                                                                          Page 6

therefor) before or by any court, arbitrator or governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company of which, in any manner, questions the validity of this Agreement, the Debenture or the Warrant Shares.

      3.6 PATENTS AND TRADEMARKS. The Company has such right, title and ownership of, or licenses under, all patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets, information, proprietary rights and processes as is necessary for the lawful conduct of the business of the Company as it is contemplated to be conducted, without any conflicts with the rights of others. No officer or directors of the Company owns any rights therein which are competitive with those to be owned or used by the Company. The Company has not been sued or charged with any infringement of any patent, trademark, copyright or mask work, with misappropriation of any trade secret or other proprietary information, or with the violation of any license, which remains unresolved by agreement, license or otherwise, or has any knowledge of the existence of any such infringement, misappropriation or violation, whether or not claimed by any Person.

      3.7 PROPERTIES. The Company has good and marketable title to the tangible properties and assets owned by it and material to its business, and good title to all of its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, claim or encumbrance of any nature whatsoever, except minor encumbrances to title which, in the aggregate, do not materially adversely affect the use, proposed use or value of the property or other assets of the Company. All of the Company's properties and assets are, in material respects, in good operating and usable condition, subject to normal wear and tear. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and holds valid leasehold interests.

      3.8 EMPLOYEES. To the best of the Company's knowledge, no activity of any employee of the Company as, or while, an employee of the Company has caused a violation of any term of any employment contract, confidentiality agreement, patent disclosure agreement or any other contract or agreement, and the continued employment by the Company of its present employees will not result in any such violation. There are neither pending nor threatened any actions, suits, proceedings or claims, or any threats thereof, with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence, nor is there any judgment, decree or order of any court or administrative agency that would interfere with the use by any employee or consultant of his or her best efforts to promote the interests of the Company or would conflict with the Company's business as proposed to be conducted. No present or former officer, employee or consultant of the Company is in violation of any obligation relating to the use of confidential or proprietary information of the Company. Each person employed by the Company, or retained by the Company as a consultant, including, without limitation, all officers of the Company, has executed a proprietary information agreement restricting such person's right to disclose proprietary information of the Company and its clients. The Company is not aware of any key employee of the Company who has any plans to terminate his or her employment with the Company.

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                                                                  DEBT AGREEMENT
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      3.9 ERISA.  Except as set forth on SCHEDULE  2, (a) the  Company  does not have any "employee pension benefit plans" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and the Company is not required to maintain or contribute to any such plans; and (b) the Company has not ever maintained and has not ever made contributions to any deferred compensation, pension, profit sharing, retirement, bonus or other employee benefit or fringe benefit plan or other Employee Benefit Plan within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including health, life insurance and other benefit plans maintained for retirees). The Company is not a party to any pension plan that is a "multi-employer plan" as defined in ERISA. The Company is not in violation of any provision of ERISA, has filed all required reports with the Department of Labor and the Internal Revenue Service with respect to all Employee Benefit Plans and no lien exists on any of the Company's assets pursuant to Section 302(f) of ERISA or Section 412(n) of the Code.

      3.10 FINANCIAL STATEMENTS.

            (A) The Company has furnished to the Lender unaudited financial information pertaining to the Company as of March 31, 2004. All of the foregoing financial information is herein referred to as "Financial Statements". The Financial Statements are correct and complete and fairly present the financial position of the Company at the dates thereof and the results of operations of the Company, for the periods covered thereby, subject in the case of statements to year-end audit adjustments (which are, neither individually or in the aggregate, material). All financial information furnished hereunder has been prepared in accordance with GAAP, consistently applied, and the Company has furnished to Lender the Budget of the Company as of March 31, 2004, which fairly, accurately and in all material respects presents the information set forth therein. The Company has no material liability, contingent or otherwise, not adequately reflected in the Budget, nor does the Company have any reasonable grounds to know of any such liability. The Company has previously delivered the Budget to Lender which was prepared by the Company based upon the best available information and in good faith.

            (B) Since March 31, 2004,  and at all times up to the  Closing,  (i)
there has not been, nor, so far as reasonably can be foreseen at this time, is there likely to be, any event or condition of any character, either individually or, in the aggregate, which has materially adversely affected, or is likely to materially adversely affect, the Company's business operations, assets, condition (financial or otherwise), liabilities, earnings, results of operations or prospects; (ii) no employee or consultant of the Company, the loss of whose services could materially and adversely affect the Company or the business or prospects of the Company, taken as a whole, has left the employ of the Company, has given any indication that he or she intends to do so or is considering doing so, or is being terminated, (iii) there has been no damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company, taken as a whole, (iv) there has been no waiver by the Company of a valuable right or of a material debt owed to it, (v) there has been no loan made by the Company to any employee, officer or director other than advances of expenses made in the ordinary course of business, (vi) there has been no declaration or payment of any dividend or other distribution of the assets of the Company or any director or indirect redemption, purchase or acquisition of any securities of the Company, (vii) there has been no labor organization activity or labor trouble,

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                                                                  DEBT AGREEMENT
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and (viii) there has been no sale,  transfer or lease of, except in the ordinary course of business, or mortgage or pledge of or imposition of lien on, any of the Company's assets.

      3.11 EXEMPT TRANSACTIONS. Subject to the accuracy of the Lender's representations in Section 4 hereof, the offer, issuance, sale and delivery of the Warrant(s) and the Warrant Shares pursuant to this Agreement are exempt from the registration requirements of the Securities Act and the registration or qualification requirements of the State of Delaware and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      3.12 TAX RETURNS AND AUDITS.

            (A) All required federal, state and local tax returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending, except as disclosed on the Company's books and records as furnished to the Lender and its counsel, and the Company has no knowledge of any proposed liability for any tax to be imposed upon its income, properties or assets for which there is not adequate reserve reflected in the unaudited Financial Statements.

            (B) PAYMENT OF TAXES. The Company has accurately prepared and filed within the time prescribed by law all federal, state and local income, excise and franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns required to be filed by it and has paid or made provision for the payment of all taxes shown to be due thereon and adequate provision has been made for all taxes and other charges to which the Company is subject and which are not currently due and payable. The federal income tax returns of the Company have never been examined by the Internal Revenue Service. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best of Company's knowledge, is threatening to assert against the Company, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, and the Company does not know of any basis for any such deficiency or claim.

      3.13 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union and no labor union has requested or, to the knowledge of the Company, sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending or, to the knowledge of the Company, threatened, nor is the Company aware of any labor organization activity involving the employees of the Company.

      3.14 INSURANCE COVERAGE. There are, in full force, policies of insurance issued by insurers of recognized responsibility insuring the Company, their properties and business against such losses and risks and in such amounts as are adequate for their business and proposed business and customary among companies engaged in the same or similar businesses.

      3.15 INTEREST IN COMPETITORS. Neither the Company nor any of its officers or directors has any interest, either by way of contract or by way of investment (other than as holder of not

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more than one percent [1%] of the outstanding capital stock of a publicly traded
Person) or otherwise, directly or indirectly, in any Person other than the Company that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently conducted or proposed to be conducted by the Company, or (ii) has any direct or indirect interest in any assets or property, real or personal, tangible or intangible, of the Company.

      3.16 ENVIRONMENTAL MATTERS. To the best of its knowledge, the Company is not in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety and, to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      3.17 DISCLOSURE. The Company has provided Lender with all the information it has requested for deciding whether to purchase the Debenture and all information which the Company believes is reasonably necessary to make such a decision. Neither this Purchase Agreement (including all schedules and exhibits hereto), nor any other written statements, certificates or other written information delivered pursuant to, or in connection with, the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. To the best of the Company's knowledge, there is no fact that materially adversely affects the business, projections, condition, affairs or operations of the Company, taken as a whole, or any of either of their properties or assets that has not been set forth in this Agreement or the Exhibits other than facts relating generally to the state of the economy or which otherwise affect the Company and all persons in its industry similarly situated in the same manner.

      3.18 REGISTRATION RIGHTS. Except as set forth in EXHIBIT E, "Registration Rights", the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

      3.19 NO BROKERS OR FINDERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with any financing since 1997 except for a 2% commission payable in connection with the Company's closing of its issuance of Preferred C Shares on June 30, 2004.

      3.20 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance with all material obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) of the Company, the lack of compliance with which would afford to any Person the right to accelerate any material indebtedness or terminate any material right or agreement of the Company. The Company is in compliance in all respects with the provisions of its Articles and Bylaws.

      3.21 LICENSES AND OTHER RIGHTS, COMPLIANCE. The Company has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted and as planned to be conducted. The Company is

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                                                                  DEBT AGREEMENT
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in  compliance  in all  material  respects  under  each,  and  the  transactions contemplated by this Agreement will not cause a violation under any, of such franchises, permits, licenses or other rights and privileges. The Company is in compliance in all material respects with all laws and governmental rules and regulations applicable to its businesses, properties and assets and to the products, systems, machinery and equipment and services designed, manufactured or provided or sold by it, including, without limitation, all such laws, rules and regulations relating to fair employment and anti-discrimination practices, public or employee safety and to environmental protection, water or air pollution and similar matters.

      3.22 INVESTMENTS IN OTHER PERSONS. The Company has not made any loan or advance to any Person which is outstanding on the date hereof or the Closing Date, nor is it committed or obligated to make any such loan or advance, nor does the Company have any material interest in any capital stock, assets or obligations of, or any financial or equity interest in, any Person.

      3.23 TRANSACTIONS WITH AFFILIATES. Except as previously disclosed, there are no loans, leases or other continuing transactions between the Company and any person or entity associated with the Company in each case, except as specifically contemplated herein; nor to the best of the Company's knowledge and belief does any person or entity associated with the Company own, directly or indirectly, individually or collectively, any equity interest in any Person which is a competitor, customer or supplier of the Company or have any existing contractual relationship with any such Person. "A Person or Entity Associated with the Company" shall be deemed to be any person who, or entity which, is a stockholder, officer or director of the Company or a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by or is under common control with, any such stockholder, director or officer.

4. REPRESENTATIONS OF THE LENDER; SECURITIES LAW TRANSFER RESTRICTIONS.

      4.1 REPRESENTATIONS AND WARRANTIES. The Lender understands that the securities are being offered hereby under exemptions from the securities law based in part on the following representations and warranties:

            (A) INVESTMENT REPRESENTATION. The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrant(s) and the Warrant Shares
(collectively, the "Securities"), and of protecting its own interests in connection with the transaction contemplated by this Agreement. The Lender is capable of bearing the economic risks of such investment and is purchasing the Securities for its own account for investment with no present intention of distributing or selling the Securities or any interest therein. Lender is a Qualified Investor as such term in used by the SEC. Lender acknowledges that the Securities have not been registered under the Securities Act and cannot be resold unless they are registered under the Securities Act, or unless an exemption from such registration is available.

            (B) ACCESS TO INFORMATION. During the negotiation of the transactions contemplated herein, the Lender and its representatives have been afforded full and free access to corporate books, records, contracts, documents and other information concerning the Company

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                                                                  DEBT AGREEMENT
                                                                         Page 11

and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given, to the Lender's knowledge, all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein, all as it has found necessary to make an informed investment decision; provided, however, that any due diligence investigation undertaken by Lender shall not limit or modify, in any way, the Company's obligations and representations in Section 3.17 or in any other Section hereof.

            (C) VALIDITY OF THIS AGREEMENT AND QUALIFICATION. The Lender has full right, power, capacity and authority to execute, deliver and perform its obligations under this Agreement; to purchase the Securities and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by Lender. This Agreement constitutes and, when duly executed and delivered by Lender, will constitute a valid and binding obligation of the Lender in accordance with its terms.

            (D) NO BROKERS OR FINDERS. The Lender has not engaged any broker or finder for the transactions contemplated hereby.

      4.2 TRANSFERS TO COMPLY WITH THE SECURITIES ACT. The Lender understands and agrees that the Notes and Warrants, and any interest in either, may not be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Any certificate for the Warrant Shares, unless, at the time of conversion, such Warrant Shares are registered under the Securities Act, shall bear the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MA Y NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

      Such legend shall be removed by the Company from any Warrant or the certificate for any Warrant Shares at any such time upon the effectiveness of any registration statement under the Securities Act as the holder of such securities satisfies the requirements of Rule 144(k) under the Securities Act, provided that Rule 144(k), as then in effect, does not differ substantially from Rule 144(k) as in effect as of the date of this Agreement and, provided further that the Company has received from the holder a written representation that (i) such holder otherwise satisfies the requirements of Rule 144(k) as then in effect with respect to such securities, and (ii) such holder will submit the certificate for any such securities to the Company for reapplication of the legend at such time as the holder becomes an affiliate of the Company or otherwise ceases to satisfy the requirements of Rule 144(k) as then in effect.

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                                                                  DEBT AGREEMENT
                                                                         Page 12

5. AFFIRMATIVE COVENANTS OF THE COMPANY.

      5.1 INFORMATION. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will perform and observe the following covenants and provisions:

            (A) PAYMENT OF TAXES AND TRADE DEBT. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books adequate reserves with respect thereto; and pay when due or in conformity with customary trade terms all lease obligations, all trade debt and all other indebtedness incident to the operations of the Company, except such as are being contested in good faith and by proper proceedings if the Company shall have set aside on its books adequate reserves with respect thereto.

            (B) REPORTING REQUIREMENTS. Furnish to Lender the following:

                  (i) As soon as  available  and, in any event,  within  fifteen
(15) days after the end of every calendar month, the unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and cash flow of the Company for the month then ended, and for the current fiscal year to the end of such month, fairly presenting the financial condition of the Company on the date of such statements and the results of its operations and changes in cash flow for the respective periods covered thereby; in accordance with GAPP and subject to year-end audit adjustments and the absence of footnotes.

                  (ii) As soon as  available  and, in any event,  within  ninety
(90) days after the end of each fiscal year of the Company, the reviewed balance sheets of the Company as at the end of such fiscal year and the related audited statements of income and changes in stockholders' equity and cash flow of the Company for such fiscal year, setting forth in each cash in comparative form the corresponding figures for the preceding fiscal year, such balance sheet and such statements to be accompanied by a certificate of an independent certified public accountant, reasonably acceptable to Lender, to the effect that such financial statements, in its opinion, with qualification, fairly present the financial condition of the Company as at the end of such fiscal year and the results of its operations and changes in stockholders' equity and cash flow for such fiscal year in conformity with generally accepted accounting principles consistently applied and on a basis consistent with those principles applied for the preceding fiscal year.

                  (iii) Promptly after the happening thereof, notice of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company, and promptly after the commencement thereof, notice of all actions, suits, proceedings and investigations pending or threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting

                                                                  DEBT AGREEMENT
                                                                         Page 13

or relating to the Company or any of its or their assets, rights or agreements which, if decided adversely to the Company, could have a material negative effect on the conduct by its business, or result in a money judgment in excess of twenty thousand dollars ($20,000.00).

                  (iv) With reasonable promptness, such other financial or other information and data as Lender may, from time to time, reasonably request; provided, however, that the request for information or material which already exists in the Company's records shall always be deemed "reasonable" hereunder.

            (C) Simultaneously, with the delivery of each set of Financial Statements referred to in Section 5.1(B) above, if there exists on the date of such Financial Statements any Default, a certificate of an officer of the Company, setting forth the details thereof, and the action which the Company is taking, or proposes to take, with respect thereto.

            (D) As soon as available, the Company's projected financial plan and projected revenue and operating expense and capital expense budgets for the forthcoming year, including monthly cash flow projections, quarterly profit and loss projections and annual projected balance sheets, itemized in such detail as the Board of Directors of the Company may reasonably require.

            (E) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

            (F) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which the absence of such qualification could have a material adverse effect upon the Company.

            (G) MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted.

            (H) LICENSES AND OTHER RIGHTS, COMPLIANCE WITH LAWS. Use its best efforts to obtain all franchises, permits, licenses and other rights and privileges necessary to permit it to conduct its business substantially as proposed to be conducted at any time hereafter. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business, assets or condition, financial or otherwise.

            (I)  COMPLIANCE;   TRANSACTION   DOCUMENTS.   Comply  with  all  the
provisions of each of the Transaction Documents.

            (J) Promptly, upon the mailing thereof to holders of capital stock, a copy of all financial statements, reports or proxy statements so mailed.

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                                                                  DEBT AGREEMENT
                                                                         Page 14

      5.2 MAINTENANCE OF BOOKS; INSPECTION. The Company will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs in accordance with generally accepted accounting principles. The Company will permit the Lender and its authorized representatives to visit and inspect the properties of the Company, to examine its respective operating records, books of account and tax returns and to discuss their business, assets, financial condition, results of operations or prospects with their officers, all at such reasonable times and as often as may be reasonably requested by the Lender.

      5.3 CONFIDENTIALITY AND TERMINATION OF COVENANTS.

            (A) Lender  agrees that any  information  obtained by it pursuant to
Section 5.1 and 5.2 will not be disclosed to any Person or entity without the prior written consent of the Company. Notwithstanding the foregoing, Lender may disclose such information without the prior written consent of the Company to its legal counsel, professional accountants, associates or employees in order to evaluate this investment and as may be necessary to continue to evaluate the Company. Lender agrees that any recipient of information obtained by the Lender pursuant to Sections 5.1 and 5.2 shall agree to be bound by the provisions of this Section 5.3 or shall be otherwise bound by applicable ethical standards of confidentiality with respect to such information.

            (B) The covenants set forth in Sections 5.1 and 5.2 shall terminate and be of no further force or effect upon the first to occur of (i) the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act, whichever event shall first occur.

      5.4 NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the consummation of a Public Offering or repayment of all debt owed to the Lender by the Company, it will not:

            (A) DEALINGS WITH AFFILIATES. Except as may be undertaken in the ordinary course of the Company's business and approved by members of the Board of Directors who have no direct or indirect material interest in the transaction, other than as a stockholder of the Company, enter into any transaction including, without limitation, any loans, compensation arrangements or extensions of credit or royalty agreements with any "person or entity associated with the Company" as that term is defined herein, or any transaction in which any of such persons or entities has a direct or indirect material interest other than as a stockholder of the Company.

            (B) REDEMPTIONS; DIVIDENDS. Declare or pay any dividends on Common Stock, or purchase or redeem securities of the Company, other than (i) pursuant to the terms of the Articles or the Bylaws or (ii) repurchases of shares of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to the terms of employment agreements providing for such repurchase.

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                                                                  DEBT AGREEMENT
                                                                         Page 15

            (C) DEBT FINANCING. Except with the consent of Lender, subsequent to his failure to exercise his Right of First Refusal, enter into or materially modify any debt financing of the Company senior to the Debt of the Lender.

            (D)  TRANSFERS OF  TECHNOLOGY.  Transfer  any  ownership or interest
(including but not limited to any license, sale, or grant of exclusive distribution rights) in, or material rights relating to, any of its technology, trade secrets, patents, patent rights, copyrights or other intellectual property rights to any person or entity except in the normal course of business.

            (E) MERGER, CONSOLIDATION, SALE OF ASSETS. Merge, consolidate or reorganize the Company or lease or sell substantially all of the assets of the Company or sell or pledge shares constituting more than fifty percent (50%) of the Company's stock, unless as part of the transaction all Debt owed to the Lender by the Company will be repaid at the closing.

            (F) LOANS/GUARANTIES. Except with the consent of the Lender, make any loans or advances greater than twenty thousand dollars ($20,000.00) to any person or guaranty any obligations of any person, firm or corporation.

            (G) BUSINESS. Except as approved by the Board of Directors in furtherance of the Company's business purposes, make any material changes in the nature of its business as carried on at the date hereof.

      5.5 RESTRICTIONS AS TO PAYMENT OF DISTRIBUTIONS.

            (A) Without the prior written consent of the Lender, the Company will not make any distribution of cash or property other than equity securities of the Company on account of any shares of capital stock of the Company, now or hereafter outstanding, or set apart any sum for any such purpose.

            (B) The Company will not, without the prior written approval of the Lender, make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of any class of the Company's stock, how or hereafter outstanding (except in connection with repurchases of Common Stock held by employees and directors of, or consultants to, the Company upon termination of their employment or their status as a director or consultant pursuant to agreements providing for such repurchase), or any security convertible into, or option, warrant or other right to acquire any such shares.

      5.6 NOTIFICATION OF FUNDAMENTAL CHANGE. Unless waived in writing by the Lender, the Company shall deliver to the Lender at least twenty (20) days prior to the effective date of a Fundamental Change, a notice in writing stating the date on which such Fundamental Change is expected to become effective. Notwithstanding anything contained herein to the contrary, the Company shall not undertake a Fundamental Change without the prior written consent of the Lender.

      5.7  TERMINATION  OF  PROVISIONS.  Except for the  covenant  contained  in
Section 5.4(D) and then only if and to the extent that any such transaction serves to defeat or otherwise avoid the realization of the rights of the Lender or its predecessor interest under the Restated License Agreement or the Distribution Agreement dated August __, 1997, all the provisions of Section 5

                                                                  DEBT AGREEMENT
                                                                         Page 16

shall terminate upon the occurrence of a Public Offering by the Company or upon repayment of all of the Debt owed by the Company to the Lender.

6. EVENTS OF DEFAULT.

      6.1 EVENT OF DEFAULT DEFINED: ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) (an "Event of Default") shall have occurred and be continuing:

            (A) Default in the payment of any interest upon the Note(s) as and when the same shall become due and payable and continuance of such default for a period of ten (10) Calendar Days after receipt by the Company of notice of such default from the Lender;

            (B) Default in the payment of all or any part of the principal or any installment of the principal of the Note(s), as and when the same shall become due and payable and continuance of such default for a period of ten (10) Calendar Days after receipt by the Company of notice of such default from the Lender;

            (C) An involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency or other similar law, now or hereafter in effect, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company or the winding up or liquidation of the affairs of the Company, and such case or proceeding shall remain unstayed and undismissed for a period of thirty
(30) days, or an order for relief shall be entered against the Company under the federal bankruptcy laws as now of hereafter in effect;

            (D) Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law, now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or the Company shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they come due, or shall take any corporate action to authorize any of the foregoing;

            (E) Any representation or warranty made by the Company in Section 3 hereof, or in any of the Transaction Documents, shall prove to have been incorrect in any respect which is materially adverse to the Company or Lender when made or as of the Closing Date; or

            (F) The Company shall fail to observe the covenants of this Agreement, or in any of the Transaction Documents, and such failure shall continue for twenty (20) days after the receipt of written notice from the holder (except as to covenants contained in Section 5 as to which no notice shall be required).

                                                                  DEBT AGREEMENT
                                                                         Page 17

      Then, and in each and every such case [other than an Event of Default specified in Section 6.1(C) or (D)], unless all of the principal amount of the Note(s) shall have already become due and payable, the Lender, for so long as it holds more than fifty percent (50%) aggregate principal amount of the Note(s), and thereafter, the holder of more than fifty percent (50%) in aggregate principal amount of the Note(s) then outstanding, by notice in writing to the Company, may declare the entire principal amount of the Note(s) and the interest accrued thereon to be due and payable immediately, and, upon any such declaration, the same shall become immediately due and payable. If an Event of Default specified in Section 6.1(C) or (D) occurs with respect to the Company, the principal of, and accrued interest on, the Note(s) shall become and be immediately due and payable without any declaration or other act on the part of the Lender. Presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.

      The foregoing paragraph, however, is subject to the condition that if, at any time after all of the principal of the Note(s) shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay, or shall deposit in trust for the benefit of the Lender, a sum sufficient to pay all matured installments of interest upon the Note(s) and the principal of the Note(s) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Note(s), to the date of such payment or deposit), and if any and all Defaults and Events of Default under this Agreement, other than the non-payment of the principal of the Note(s) which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the holders of more than fifty percent (50%) of aggregate principal amount of the Note(s), then outstanding, by written notice to the Company, may waive all Defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or shall impair any right consequent thereon.

      6.2 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      No delay or omission of the Lender to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Agreement, any Note or Warrant or by law may be exercised from time to time and as often as shall be deemed expedient by the Lender.

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                                                                  DEBT AGREEMENT
                                                                         Page 18

7. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF NOTE(S) OR WARRANT(S).

            (A) Upon surrender of any Note or Warrant to the Company, or at the office of its stock transfer agent, with an instrument of assignment and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Note or Warrant in the name of the assignee or assignees named in such instrument of assignment and, if such holder's entire interest is not being assigned in the name of such holder, such Note or Warrant shall promptly be canceled.

            (B) A Note or Warrant may be divided or combined with other Note(s) or Warrant(s) that carry the same rights upon presentation thereof at the office of the Company or at the office of its stock transfer agent together with a written notice specifying the names and denominations in which such new Note(s) or Warrant(s) is/are to be issued and signed by the holder thereof.

            (C) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note(s) or Warrant(s), and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification and upon surrender and cancellation of any Note(s) or Warrant(s), if mutilated, the Company shall execute and deliver a new Note(s) or Warrant(s) of like tenor and date. Any such new Note(s) or Warrant(s) executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Note(s) or Warrant(s) so lost, stolen, destroyed or mutilated shall be, at any time, enforceable by anyone.

8. LENDER'S RIGHT OF FIRST REFUSAL.

      8.1 RIGHT OF FIRST REFUSAL.

            (A) The Company hereby grants to the Lender,  for a period of thirty
(30) days, and any subsequent holder (the "Rights Holders") of the Warrants, the right of first offer to purchase, pro rata, a portion of "New Securities" (as defined in this Section 8) that the Company may, from time to time, propose to sell and issue. Each Rights Holder's pro rata share, for purposes of this Right of First Refusal, is the ratio of (X) the number of shares of capital stock owned or issuable upon the conversion or exercise of any of the common stock owned by Rights Holder immediately after the Closing to (Y) the total Outstanding Equity Securities of the Company; provided, however, that in the event that any Rights Holder elects not to purchase its pro rata share in accordance with the above (a "Non-Participating Holder"), then each participating Rights Holder purchasing New Securities may purchase, on a pro rata basis, based on the common stock held among the participating Rights Holders, such Non-Participating Holder's pro rata share. This right of first refusal shall be subject to the following provisions.

            (B) "NEW SECURITIES" shall mean any Common Stock or other securities (debt or equity) of the Company, whether or not authorized on the date hereof, and rights, options or warrants to purchase such Common Stock or other securities, and securities of any type whatsoever that are, or may become, convertible into said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

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                                                                  DEBT AGREEMENT
                                                                         Page 19

                  (i) Securities of the Company offered to the public pursuant to a bona fide Public Offering;

                  (ii) Securities of the Company issued pursuant to the acquisition of another corporation by the Company by merger, or purchase of substantially all of the assets or other reorganization whereby the Company owns not less than fifty-one percent (51%) of the voting power of such other corporation; or

                  (iii) Securities issued in connection with any stock split, stock dividend or recapitalization by the Company.

                  (iv) Options approved by the Board of Directors of the Company for issuance to employees or directors of the Company, or the issuance of shares upon the exercise of outstanding options or warrants.

            (C) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Rights Holder written notice of its intention, describing the type of New Securities, the price, the name and address of the intended purchaser and the general terms upon which the Company proposes to issue the same. Each Rights Holder shall have twenty (20) business days from the date of such notice is given to agree to purchase its pro rata share of such New Securities or any portion thereof at the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            (D) In the event that the Rights Holders' aggregate pro rata exercised portion is less than the amount of New Securities proposed to be issued in the notice referred to above, the Company shall have sixty (60) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty [30] days from the date of such agreement) with the New Securities respecting which the Rights Holders' rights were not exercised at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Rights Holders in the manner provided above.

            (E) The Right of First Refusal granted under this Agreement shall expire immediately after the closing of the Company's initial Public Offering pursuant to a registration statement filed and declared effective under the Securities Act or upon some other means by which the shares of the Company become publicly traded and listed on a national securities exchange or listed on the National Market System (the "NMS") of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), but shall be in effect with respect to such transaction.

            (F) This Right of First Refusal is nonassignable except if (i) such assignee agrees to be bound by the provisions of this Section 8 and (ii) written notice of such transfer is promptly furnished to the Company.

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                                                                  DEBT AGREEMENT
                                                                         Page 20

            (G) This Right of First Refusal shall terminate as to any Rights Holder who no longer owns any shares of capital stock issuable upon conversion of the Warrants as of the date of the notice referred to above.

9. REGISTRATION RIGHTS.

      The Lender shall have Piggyback Registration Rights with respect to all Warrant Shares. The Registration Rights of Lender are defined herein in EXHIBIT E.

10. MISCELLANEOUS.

      10.1 SURVIVAL. All representations, warranties, agreements and covenants contained herein shall survive the execution of this Agreement, the purchase of the Note(s) and Warrant(s) contemplated hereby and any disposition or conversion thereof, notwithstanding any investigation made at any time by any of the parties hereto.

      10.2 SUCCESSORS AND ASSIGNS. Subject to the restrictions or transfer contained herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No assignment or transfer of a Note or Warrant Shares by the Lender or other holder thereof shall constitute an assignment by the Lender or other holder of its rights hereunder in the absence of a written assignment by the Lender or other holder of such rights. The Lender or assignee shall notify the Company of any such assignment of its rights hereunder.

      10.3 NOTICES. All notices, requests and other communications provided for herein shall be in writing and shall be deemed to have been made or given when delivered, or mailed postage prepaid, or sent by telex, telegram or telecopier:

            (A) If to the Company, to it at:
                                             Ovation Products Corporation
                                             6 Southgate Drive
                                             Nashua, NH 03062
                                             Attn: William Lockwood

            (B) If to the Lender, to it at:
                                             WMS Family I LLC
                                             285 Commandants Way
                                             Chelsea, MA 02150
                                             Attn: Wilfred M. Sherman

            (C) If to any assignee of the Lender, to it at such address and to the attention specified in a notice to the Company or in any of the foregoing cases at such other address as such Person may hereafter specify for such purpose by notice to the other Persons referred to above.

      10.4 AMENDMENTS AND WAIVERS. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company

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                                                                  DEBT AGREEMENT
                                                                         Page 21

and the Lender. No failure or delay by the Company or the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      10.5 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

      10.6 SEVERABILITY. Any invalidity, illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not invalidate or render illegal or unenforceable the remaining provisions hereof in such jurisdiction and shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

      10.7 HEADINGS. The headings of the Sections of this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement.

      10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

      10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      10.10 USURY. The Company hereby agrees, to the fullest extent permitted by applicable law, not to insist upon, please or in any manner whatsoever claim the benefit or advantage of, or assert as a counterclaim or defense, any usury law of any jurisdiction in connection with any claim, proceeding or other action which may be brought or instituted hereunder.

      10.11 ENTIRE AGREEMENT. This Agreement and the other documents and agreements delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof and supersedes any previous agreement among the parties with respect to such subject matter.

      10.12 ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, IT HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

                                                                  DEBT AGREEMENT
                                                                         Page 22

                                                 OVATION PRODUCTS CORPORATION

                                                 By: /s/ William E. Lockwood
                                                     ---------------------------
                                                     Title: President and COO


                                                 WMS FAMILY I LLC

                                                 By: /s/ Wilfred M. Sherman
                                                     ---------------------------
                                                     Wilfred M. Sherman, Manager